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                                                                   EXHIBIT 4.14


THE ENCUMBERING, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS RESTRICTED UNDER THE TERMS OF THAT CERTAIN SHAREHOLDERS' AGREEMENT DATED AS OF JUNE 30, 1995, AS MAY BE AMENDED FROM TIME TO TIME, THE PROVISIONS OF WHICH ARE HEREIN INCORPORATED BY REFERENCE. SUCH SHAREHOLDERS' AGREEMENT PROVIDES, AMONG OTHER THINGS, THAT THIS SECURITY MAY NOT BE SOLD OR TRANSFERRED TO ANY PERSON WHO HAS NOT EXPRESSLY ASSUMED THE OBLIGATIONS OF SUCH AGREEMENT AND CONTAINS, AMONG OTHER PROVISIONS, PROVISIONS WHICH COULD LIMIT THE TRANSFER OF THIS SECURITY. A COPY OF THIS AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. UPON THE WRITTEN REQUEST OF THE HOLDER HEREOF, THE COMPANY SHALL FURNISH A COPY OF SUCH AGREEMENT, WITHOUT CHARGE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD EXCEPT IN A TRANSACTION REGISTERED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT.

                           FORM OF WARRANT CERTIFICATE
                        THE HAWK GROUP OF COMPANIES, INC.


No. WR-_____                                                 __________ Warrants
Date:  June 30, 1995                                             PPN: __________

         This Warrant Certificate certifies that CIG & CO., or registered assigns, is the registered holder of _________________________ Warrants. Each Warrant entitles the owner thereof to purchase at any time on or prior to 5:00 p.m. Eastern Time on June 30, 2005 (the "Expiration Date"), one (1) fully paid and nonassessable share of Class B Common Stock of THE HAWK GROUP OF COMPANIES, INC. (together with its successors and assigns, the "Company"), a Delaware corporation, at a Purchase Price of one cent ($.01) upon presentation and surrender of this Warrant Certificate with a form of election to purchase duly executed and delivery to the Company of the payment of the Purchase Price in the manner set forth in the Warrant Agreement. The number of shares of Class B Common Stock that may be purchased upon exercise of each Warrant and the Purchase Price are the number and the Purchase Price as of the date hereof, and are subject to adjustment as referred to below.

         The Warrants are issued pursuant to the Warrant Agreement (as it may from time to time be amended or supplemented, the "Warrant Agreement"), dated as of June 30, 1995, among the Company and the Purchasers (as defined therein), and are subject to all of the terms, provisions and conditions thereof, which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the


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rights, obligations, duties and immunities of the Company and the holders of the
Warrant Certificates. Capitalized terms used, but not defined, herein have the respective meanings ascribed to them in the Warrant Agreement.

         As provided in the Warrant Agreement, the Purchase Price and the number of shares of Class B Common Stock that may be purchased upon the exercise of the Warrants evidenced by this Warrant Certificate are, upon the happening of certain events, subject to modification and adjustment. As further set forth in, and subject to, the Warrant Agreement, the expiration date of this Warrant Certificate is 5:00 p.m. Eastern Time on June 30, 2005.

         This Warrant Certificate shall be exercisable, at the election of the holder, either as an entirety or in part from time to time. If this Warrant Certificate shall be exercised in part, the holder shall be entitled to receive, upon surrender hereof, another Warrant Certificate or Warrant Certificates for the number of Warrants not exercised. This Warrant Certificate, with or without other Warrant Certificates, upon surrender in the manner set forth in the Warrant Agreement, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor evidencing Warrants entitling the holder to purchase a like aggregate number of shares of Class B Common Stock as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered shall have entitled such holder to purchase.

         Except as expressly set forth in the Warrant Agreement, no holder of this Warrant Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Class B Common Stock or of any other Securities of the Company that may at any time be issued upon the exercise hereof, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a holder of a share of Class B Common Stock in the Company or any right to vote upon any matter submitted to holders of shares of Class B Common Stock at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of Securities, change of par value, consolidation, merger, conveyance, or otherwise) or, except as provided in the Warrant Agreement, to receive notice of meetings, or to receive dividends or subscription rights, or otherwise, until the Warrant or Warrants evidenced by this Warrant Certificate shall have been exercised as provided in the Warrant Agreement.

         THIS WARRANT CERTIFICATE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE COMPANY AND THE HOLDER HEREOF SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF CONNECTICUT.



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         WITNESS the signature of a proper officer of the Company as of the date first above written.

                              THE HAWK GROUP OF COMPANIES, INC.




                                       By:
                                          ------------------------------
                                          Name:
                                          Title:


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                              [FORM OF ASSIGNMENT]
                   (TO BE EXECUTED BY THE REGISTERED HOLDER IF
            SUCH HOLDER DESIRES TO TRANSFER THE WARRANT CERTIFICATE)


         FOR VALUE RECEIVED, _______________________________________ hereby sells, assigns and transfers unto


----------------------------------------------------------------------------
(Please print name and address of transferee.)

the accompanying Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint:



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attorney, to transfer the accompanying Warrant Certificate on the books of the
Company, with full power of substitution.

Dated: ____________________, ________.


                                      [HOLDER]




                                      By ________________________________



                                     NOTICE

         The signature to the foregoing Assignment must correspond to the name as written upon the face of the accompanying Warrant Certificate or any prior assignment thereof in every particular, without alteration or enlargement or any change whatsoever.

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                         [FORM OF ELECTION TO PURCHASE]
                   (TO BE EXECUTED BY THE REGISTERED HOLDER IF
            SUCH HOLDER DESIRES TO EXERCISE THE WARRANT CERTIFICATE)


To THE HAWK GROUP OF COMPANIES, INC.:

         The undersigned hereby irrevocably elects to exercise
______________________________ Warrants represented by the accompanying Warrant Certificate to purchase the shares of Class B Common Stock issuable upon the exercise of such Warrants and requests that certificates for such shares be issued in the name of:

-------------------------------------------------------------------------------
         (Please print name and address.)

-----------------------------------------------------------
(Please insert social security or other identifying number.)

If such number of Warrants shall not be all the Warrants evidenced by the accompanying Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants shall be registered in the name of and delivered to:

------------------------------------------------------------------------------
         (Please print name and address.)

-----------------------------------------------------------
(Please insert social security or other identifying number.)

Dated:  __________________, ______.


                                     [HOLDER]


                                     By__________________________________


                                     NOTICE

         The signature to the foregoing Election to Purchase must correspond to the name as written upon the face of the accompanying Warrant Certificate or any prior assignment thereof in every particular, without alteration or enlargement or any change whatsoever.